Exhibit 99.(h)(1)(h)

Amendment no. 8 to
ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 8 TO ADMINISTRATION AGREEMENT (this “Amendment”), effective as of February 24, 2021 (the “Amendment Effective Date”), by and between Schwab Strategic Trust (“Trust”) and Charles Schwab Investment Management, Inc. (the “Administrator”).

WHEREAS, Trust and Administrator entered into an Administration Agreement, dated October 12, 2009 (the “Administration Agreement”), pursuant to which Administrator provides administrative and accounting services to the Trust on behalf of the series set forth on Schedule I to the Administration Agreement;

WHEREAS, the parties hereto desire to amend Schedule I to the Administration Agreement to reflect an additional series of the Trust.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I of the Administration Agreement is hereby amended to add the following Portfolio:

Schwab International Dividend Equity ETF

A new Schedule I listing each of the Portfolios subject to the Administration Agreement as of the date of this Amendment is hereby attached to this Amendment.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect. Capitalized terms not defined herein shall have the same meaning as set forth in the Administration Agreement.

3.	Entire Agreement. The Administration Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SCHWAB STRATEGIC TRUST, on behalf of		CHARLES SCHWAB INVESTMENT
each Portfolio listed on Schedule A		MANAGEMENT, INC.

By:	/s/ Mark Fischer	By:	/s/ Jonathan de St Paer
Name:	Mark Fischer	Name:	Jonathan de St Paer
Title:	Treasurer, CFO & COO	Title:	President

SCHEDULE I

to the

ADMINISTRATION AGREEMENT

Dated as of October 12, 2009 between

SCHWAB STRATEGIC TRUST and

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

As of February 24, 2021

Portfolios

Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF
Schwab U.S. TIPS ETF
Schwab Short-Term U.S. Treasury ETF
Schwab Intermediate-Term U.S. Treasury ETF
Schwab U.S. REIT ETF
Schwab U.S. Mid-Cap ETF
Schwab U.S. Aggregate Bond ETF
Schwab U.S. Dividend Equity ETF
Schwab Fundamental U.S. Broad Market Index ETF
Schwab Fundamental U.S. Large Company Index ETF
Schwab Fundamental U.S. Small Company Index ETF
Schwab Fundamental International Large Company Index ETF
Schwab Fundamental International Small Company Index ETF
Schwab Fundamental Emerging Markets Large Company Index ETF

Schwab 1000 Index ETF
Schwab 1-5 Year Corporate Bond ETF
Schwab 5-10 Year Corporate Bond ETF
Schwab Long-Term U.S. Treasury ETF
Schwab International Dividend Equity ETF